QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-167091) pertaining to various benefit plans including equity, savings and deferred compensation plans of Dynegy Inc. of our reports dated March 8, 2012, with respect to the consolidated financial statements and schedules of Dynegy Inc. and the effectiveness of internal control over financial reporting of Dynegy Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2011.

/s/ Ernst & Young LLP

Houston, Texas
March 8, 2012

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM